SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported)  September 5, 2000
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                        Generex Biotechnology Corporation
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             (Exact name of registrant as specified in its charter)



         Delaware                     000-25169                82-049021
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(State or other jurisdiction         (Commission             (IRS Employer
      of Incorporation)              File Number)          Identification No.)



33 Harbor Square, Suite 202, Toronto, Ontario Canada              M5J 2G2
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       (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code      416/364-2551
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          (Former name or former address, if changed since last report)


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     Item 5. Other Events

     Generex has entered into a Development and License Agreement with Eli Lilly and Company ("Lilly") to develop a buccal formulation of insulin that is administered as a fine spray into the buccal (oral) cavity using Generex proprietary technology. Clinical trials of the initial product candidate are underway in North America and Europe. Depending on the success of the initial insulin product, Lilly has the option under the Agreement to develop a number of other products using Generex technology.

     Under the terms of the Agreement, Generex will receive certain initial fees and milestone payments. Generex also is entitled to receive royalties based on product sales. Lilly, generally, will be responsible for conducting clinical trials, securing regulatory approvals and marketing on a worldwide basis for all products developed under the Agreement. Generex will be responsible for continuing development work as required on it's formulation and on it's RapidMist(TM) device that is used to administer the formulation.

     A redacted copy of the Agreement will be filed by amendment as an exhibit to this Report. The redacted copy will omit certain provisions of the Agreement that contain trade secrets and/or confidential commercial or financial information. A copy of the Agreement containing such information will be filed separately with the Securities and Exchange Commission concurrently with the filing of the redacted version as an exhibit to this Report.

     Item 7. Financial Statements and Exhibits

     (a) Financial Statements.
         None.

     (b) Exhibits.

     The following Exhibit will be filed by amendment to this Report:

Exhibit A   Development and License Agreement with Eli Lilly and Company dated
            September 5, 2000, redacted to omit trade secrets and confidential commercial and financial information.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           GENEREX BIOTECHNOLOGY CORPORATION


Dated:    September 6, 2000                By: /s/ E. Mark Perri
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                                                E. Mark Perri, Chairman and CFO